SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2010

Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
001-3034	XCEL ENERGY	41-0448030
(a Minnesota corporation)
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

001-31387	NORTHERN STATES POWER COMPANY	41-1967505
(a Minnesota corporation)
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

In November 2009, NSP-Minnesota filed a request with the Minnesota Public Utilities Commission (MPUC) to increase Minnesota natural gas rates by $16.2 million for 2010, which represents a 2.8 percent overall increase in customer bills.  The overall request sought an additional $3.45 million, effective Jan. 1 2011, for recovery of pension funding costs necessary to comply with federal law.  In December 2009, the MPUC voted to approve an interim rate increase of $11.1 million, subject to refund.  These rates went into effect on Jan. 11, 2010.  The following table provides detail of the original request:

Millions of Dollars	Request
Rate increase	$16.2
Additional recovery of pension funding costs	3.45
Return on equity	11.0%
Equity ratio	52.46%
Gas rate base	$441

On May 3, 2010, the Office of Energy Security (OES) filed answer testimony recommending an increase of approximately $1.9 million, including a return on equity of 9.67 percent and an equity ratio of 52.46 percent.  In addition, the OES recommended reductions in test-year operation and maintenance expenses, bad debt expenses and marketing expenses.  The OES also recommended against inclusion of the additional requested increase of $3.45 million for 2011 related to pension funding costs.

The Minnesota Office of the Attorney General (OAG) also filed answer testimony on May 3, 2010.  While not providing a complete review of all aspects of our proposed increase, they recommended reductions in our proposed cost of long and short-term debt, operating and maintenance expense and incentive compensation.  The OAG also recommended against inclusion of the additional requested increase of $3.45 million for 2011 related to pension funding costs.

Rebuttal testimony will be filed on June 2, 2010.  A MPUC decision in this proceeding is expected in the fourth quarter of 2010.

Except for the historical statements contained in this 8-K, the matters discussed herein, including the expected impact of rate cases, are forward-looking statements that are subject to certain risks, uncertainties and assumptions.  Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions.  Actual results may vary materially.  Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions, including the availability of credit and its impact on capital expenditures and the ability of Xcel Energy and its subsidiaries to obtain financing on favorable terms; business conditions in the energy industry; actions of credit rating agencies; competitive factors, including the extent and timing of the entry of additional competition in the markets served by Xcel Energy and its subsidiaries; unusual weather; effects of geopolitical events, including war and acts of terrorism; state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rates or have an impact on asset operation or ownership; structures that affect the speed and degree to which competition enters the electric and natural gas markets; costs and other effects of legal and administrative proceedings, settlements, investigations and claims; actions of accounting regulatory bodies; and the other risk factors listed from time to time by Xcel Energy and NSP-Minnesota in reports filed with the Securities and Exchange Commission (SEC), including Risk Factors in Item 1A and Exhibit 99.01 of Xcel Energy’s and NSP-Minnesota’s Annual Report on Form 10-K for the year ended Dec. 31, 2009 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 13, 2010	Xcel Energy Inc. (a Minnesota corporation)
Northern States Power Company (a Minnesota corporation)

/s/ DAVID M. SPARBY
David M. Sparby
Vice President and Chief Financial Officer